                                                                   EXHIBIT 21.01

Heidrick & Struggles, Inc.                              Heidrick & Struggles Asia-Pacific, Ltd.

Heidrick & Struggles Japan, Ltd.                        Heidrick & Struggles sp.zo.o

Heidrick & Struggles Australia, Ltd.                    Heidrick & Struggles Consulting AG

Heidrick & Struggles Hong Kong, Ltd.                    Heidrick & Struggles s.r.o

Heidrick & Struggles Singapore Pte. Ltd.                Heidrick & Struggles BV

Heidrick & Struggles (India) Private Limited            Heidrick & Struggles Consultores de Gestao Lda

Heidrick & Struggles Canada, Inc.                       Heidrick & Struggles Unternehmensberatung
                                                        GmbH & Co. KG
Heidrick & Struggles Argentina, S.A.
                                                        Protem GmbH
Heidrick & Struggles Latin America, Inc.
                                                        JMA-JMP Anzeigenangentur GmbH
Heidrick & Struggles de Chile Limitada
                                                        Heidrick & Struggles Uternehmensberatung
Heidrick & Struggles Del Peru S.A.                      Verwaltungs-GmbH

Heidrick & Struggles, S.A.                              Heidrick & Struggles Ltd.

Heidrick & Struggles do Brasil Ltda.                    Heidrick & Struggles (Korea), Inc.

Heidrick & Struggles, S.A. de C.V.                      Heidrick & Struggles Far East Limited (Hong
                                                        Kong)
Heidrick & Struggles Unternehmensberatung
GmbH                                                    Heidrick & Struggles Taiwan Limited

Heidrick & Struggles Espana, Inc.                       Heidrick Holdings do Brasil Ltda

Heidrick & Struggles AB                                 Heidrick & Struggles (Proprietary) Limited

Heidrick & Struggles AS                                 H-S Uluslariarasi Dani Manlik H Zmetler Anon
                                                        M Rket
Heidrick & Struggles OY
                                                        Uternehmensberatung GmbH & Co. Kg
Heidrick & Struggles International SRL                  H&S UK Limited

SHPA ESOP                                               Stratton Management Ltd.

Stratton Management ESOP